EXHIBIT 99.1

For Immediate Release

November 12, 2025

FrontView REIT Announces $75 Million Strategic Convertible Perpetual Preferred Equity Investment

led by Maewyn Capital Partners

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced the entry into an agreement providing for a $75 million delayed-draw convertible perpetual preferred equity investment led by Maewyn Capital Partners (“Maewyn”).

“We are proud to announce this growth equity investment, which marks a major endorsement of our strategy and platform,” said Stephen Preston, Chairman and Chief Executive Officer of FrontView. “We believe this is a bespoke capital commitment and positions us to accelerate AFFO per share growth through our disciplined acquisition of high-quality frontage properties to continue building a best-in-class net lease portfolio.”

“Partnering with Maewyn provides FrontView with a highly experienced real estate investment partner who recognizes both the quality of our company and the opportunities ahead. We believe their institutional perspective and strategic support will also help accelerate our next phase of disciplined, accretive growth,” said Pierre Revol, EVP and Chief Financial Officer of FrontView.

“It is rare to find a company with such a high-quality, well-diversified asset base. That durability, coupled with a seasoned and uniquely qualified management team, gives us real confidence in FrontView,” said Charles P. Fitzgerald, Founder and Managing Partner of Maewyn. “Our investment provides the capital to build on this foundation and continue to grow the Company into what we think, over time, will be a best-in-class net lease REIT. We are proud to join the team and look forward to supporting FrontView’s growth for many years to come.”

The Company expects to use the capital to fund 2026 acquisitions of approximately $100 million for highly trafficked, well-located assets with frontage.

Highlights of Terms of the Delayed-Draw Convertible Perpetual Preferred:

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The Company will sell a total of $75 million of Series A convertible perpetual preferred stock (“Convertible Preferred Shares”), either in full or in multiple tranches. All capital must be called within one year from today's date.

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6.75% per annum dividend yield, payable quarterly in cash, which will step-up after the fourth anniversary of the final draw, if the Convertible Preferred Shares are still outstanding.

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Holders have the option to convert the Convertible Preferred Shares into common shares of FrontView at $17.00 per share (“Conversion Price”) at any time. Two years after the final draw, the Company has the option to convert the Convertible Preferred Shares to common shares, the volume-weighted average price exceeds 17.5% above the Conversion Price for 30 consecutive trading days.

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The Company may redeem the Convertible Preferred Shares at par at any time, after the third anniversary of the final draw. If the Convertible Preferred Shares are redeemed, FrontView will issue a warrant to the holders at $17.00 per share with a 5-year term.

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The Convertible Preferred Shares do not have a make-whole provision or make-whole grid commonly found in redemption features of convertible securities.

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Maewyn will have the right to appoint one representative to FrontView’s board of directors. Charles P. Fitzgerald will be the initial designee with any replacement director requiring approval from FrontView. He brings extensive REIT sector and investment management experience across a career spanning nearly 30 years, including portfolio management positions at JP Morgan Investment Management, High Rise Capital Management and V3 Capital Management, which he founded and served as its Managing Partner.

Strategic Rationale and Benefits:

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Attractive cost of capital: Provides FrontView with a lower cost of capital than issuing common equity at current price levels. The conversion price represents over 30% premium to our recent trading level and will be accretively deployed to buy assets with frontage.

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Favorable terms: Bespoke transaction with attractive terms to FrontView, including ability to redeem the security at par after three years, no make-whole provisions or dividend adjustments to the conversion price, a delayed draw feature allowing FrontView to match acquisition timings with capital availability and the right to force conversion after two years.

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Accelerates growth: Immediately accretive to AFFO as it is drawn. Projected to add approximately 3% AFFO per share accretion when fully deployed, assuming an estimated capitalization rate of acquisitions of 7.25%.

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Reinforces platform strategy: Validates the FrontView portfolio and business strategy of targeting frontage-based properties that provide tenants with excellent visibility, customer convenience, and brand-building opportunities.

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Alignment: Adding Mr. Fitzgerald to the board of directors strengthens FrontView’s corporate governance. Additionally, a separate Maewyn affiliate owns 944,064 shares of common stock previously purchased before this transaction, representing 3.4% of our common shares outstanding.

Legal Advisors

Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisors to the Company.

Latham & Watkins LLP served as legal advisors to Maewyn.

Financial Advisors

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities LLC served as financial advisors to the Company.

BofA Securities and Santander US Capital Markets LLC served as advisors to Maewyn.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. FrontView’s tenants include service-oriented businesses, such as cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, restaurants, pharmacies, convenience and gas stores, car washes, fitness operations, home improvement stores, grocery stores, professional services as well as general retail tenants.

About Maewyn Capital Partners

Maewyn Capital Partners is a Dallas, Texas–based investment firm founded in 2025 by Charles P. Fitzgerald. Drawing on nearly three decades of experience and deep relationships across the real estate community, the firm focuses on unlocking value in real estate across markets and cycles — pursuing both private market opportunities and select public investments. Maewyn’s approach reflects a long and proven history of disciplined, value-oriented investing, combined with a collaborative philosophy that emphasizes partnership with management teams, boards, and other stakeholders. The firm builds on the heritage of Mr. Fitzgerald’s prior firm, V3 Capital Management, extending a track record of thoughtful capital allocation, active engagement, and durable value creation within the real estate sector.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our ability to close one or more sales of Convertible Preferred Shares pursuant the Investment Agreement, to execute our business and acquisition strategies, or to realize accretion to AFFO, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which the Company filed with the SEC on March 20, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC on August 14, 2025, each of which you are encouraged to read, and are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact
media@frontviewreit.com